J.P. Morgan Mortgage Acquisition Trust 2007-CH4

Asset Backed Pass-Through Certificates, Series 2007-CH4

$636,105,000 (Approximate)

Subject to Revision

June 5, 2007 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$636,105,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2007-CH4

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

JPMorgan Chase Bank, National Association

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2007-CH4

June 5, 2007

Expected Timing:	Pricing Date:	On or about June 7, 2007
	Closing Date:	On or about June 15, 2007
	First Payment Date:	June 25, 2007, or first business day thereafter

Structure:	Bond Structure:	$1,082,297,000 (approximate) senior/subordinate, floating rate certificates
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

1

Preliminary Term Sheet  Date Prepared:June 5, 2007

$636,105,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2007-CH4

	Principal	WAL (Yrs)	Pmt Window	Expected Rating	Assumed Final	Certificate Rate/
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat (5) CallWindow(3)*	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Type (3)
A-1	$435,000,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2037	Fltg Rate Group I Senior
A-2	$268,100,000	1.00 / 1.00	1-23 / 1-23	Aaa/AAA/AAA	December 2029	Fltg Rate Group II Senior Sequential
A-3	$41,800,000	2.00 / 2.00	23-27 / 23-27	Aaa/AAA/AAA	February 2032	Fltg Rate Group II Senior Sequential
A-4	$80,600,000	3.00 / 3.00	27-61/ 27- 61	Aaa/AAA/AAA	January 2036	Fltg Rate Group II Senior Sequential
A-5	$50,299,000	6.10 / 7.79	61-77 / 61-176	Aaa/AAA/AAA	May 2037	Fltg Rate Group II Senior Sequential
M-1	$50,365,000	4.74 / 5.25	46-77 / 46-154	Aa1/AA+/AA+	May 2037	Fltg Rate Mezzanine
M-2	$45,889,000	4.56 / 5.05	43-77 / 43-146	Aa2/AA/AA	May 2037	Fltg Rate Mezzanine
M-3	$16,788,000	4.48 / 4.94	42-77 / 42-136	Aa3/AA-/AA-	May 2037	Fltg Rate Mezzanine
M-4	$16,789,000	4.44 / 4.89	41-77 / 41-131	A1/A+/A+	May 2037	Fltg Rate Mezzanine
M-5	$15,109,000	4.41 / 4.84	40-77 / 40-126	A2/A/A	May 2037	Fltg Rate Mezzanine
M-6	$9,514,000	4.40 / 4.81	40-77 / 40-121	A3/A-/A-	May 2037	Fltg Rate Mezzanine
M-7	$17,908,000	4.37 / 4.75	39-77 / 39-118	Baa1/BBB+/BBB+	May 2037	Fltg Rate Mezzanine
M-8	$8,394,000	4.37 / 4.71	39-77 / 39-110	Baa2/BBB/BBB	May 2037	Fltg Rate Mezzanine
M-9	$14,550,000	4.34 / 4.63	38-77 / 38-105	Baa3/BBB-/BBB-	May 2037	Fltg Rate Mezzanine
M-10 (7)	$11,192,000	Not Marketed Hereby		Ba1/BB+/BB+	May 2037	Fltg Rate Subordinate
Total:	$1,082,297,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the aggregate cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

On the first Distribution Date after the first possible Optional Termination Date, the margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margins.

(4)

The Offered Certificates will be subject to the applicable interest rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The assumed final scheduled distribution date for each class of offered certificates, other than the Class A-2, Class A-3 and Class A-4 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The assumed final scheduled distribution date for the Class A-2, Class A-3 and Class A-4 Certificates is the maturity date, calculated assuming zero prepayments, plus one month.

(7)

The Class M-10 Certificates will be privately placed and will not be offered pursuant to the prospectus.Information presented herein for the Class M-10 Certificates is solely to assist purchasers of the Offered Certificates.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2007-CH4, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

JPMorgan Chase Bank, National Association

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Trustee:

Deutsche Bank National Trust Company

Swap Provider:

[JPMorgan Chase Bank, National Association]

Custodian:

JPMorgan Chase Bank, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

The Class M-10 Certificates.

Offered Certificates:

The Group II and the Mezzanine Certificates.

Non-Offered Certificates:

The Group I, Subordinate, Class C, Class P, and Class R Certificates

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

May 1, 2007

Expected Pricing Date:

On or about June 7, 2007

Expected Closing Date:

On or about June 15, 2007

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in June 2007.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.5000% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

 Fee:

Approximately 0.0150% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Trustee Fee:

Approximately 0.0025% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fee is calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:

The first Distribution Date upon which the Clean-up Call may be exercised.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

23% HEP (100% PPC: 2.3% - 23% CPR over 10 months, then remaining constant at 23% CPR thereafter).

ARM Loans:

100% PPC (100% PPC: 2% - 28% CPR over first 12 months and remaining constant at 28% CPR through month 23, then remaining constant at 60% CPR for months 24 through 27, and then remaining constant at 35% CPR for months 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of the Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,119,231,801, of which (i) approximately $555,966,558 consisted of a pool of fixed-rate and adjustable-rate first-lien mortgage loans with original principal balances that conform to Freddie Mac or Fannie Mae balance limitations(the “Group I Mortgage Loans”), and (ii) approximately $563,265,242 consisted of a pool of fixed-rate and adjustable-rate first-lien mortgage loans with original principal balances that may or may not conform to Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 25.33% of the first-lien Mortgage Loans are subject to a second-lien Mortgage Loan (“Silent Second”) that was originated at the same time as the first-lien Mortgage Loan but is not included in the trust.The weighted average combined original loan-to-value ratio of the aggregate Mortgage Loans, including the Silent Seconds, is approximately 82.54%.Other mortgaged properties relating to first-lien Mortgage Loans may be subject to a second-lien mortgage loan that was originated subsequent to the first-lien Mortgage Loan.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

For any Distribution Date, the Pass-Through Rate on the Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable certificate margin, (ii) the Net WAC Cap and (iii) the related Maximum Rate Cap.

Coupon Step-Up:

After the Optional Termination Date (starting with the first payment date thereafter), if the right to terminate the Trust has not been exercised, the certificate margins with respect to the Certificates on any then outstanding Certificates will increase in accordance with the following table:

Certificates	After Optional Termination
Senior Certificates	2.0x the Applicable Margin
Mezzanine and Subordinate Certificates	1.5x the Applicable Margin

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment (other than Swap Termination Payments due to a swap provider trigger event) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related interest accrual period.

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related interest accrual period.

If investor interest payments are limited by the Maximum Rate Cap, amounts in excess of such limitation will not be paid.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the Pass-Through Rate on any class of Certificates is limited by the related Net WAC Cap, the amount of such interest that would have been distributed if the Pass-Through Rate on the related class of Certificates had not been so limited by the related Net WAC Cap, up to but not exceeding the Maximum Rate Cap and the aggregate of such shortfalls from previous Distribution Dates, together with accrued interest at the related Pass-Through Rate, without regard to the Net Wac Cap, will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).Such reimbursement will be paid only on a subordinated basis.No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied through the last day of the calendar month preceding such Distribution Date. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Prepayment Period:

For any Distribution Date, the Prepayment Period will be (i) with respect to any principal prepayment in full received on a Mortgage Loan, the period that (a) commences on the 16th calendar day in the month immediately preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs and (ii) with respect to any principal prepayment in part received on a Mortgage Loan, the calendar month preceding that Distribution Date.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amounts

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment (other than Swap Termination Payments due to a swap provider trigger event), if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is the amount, if any, by which (x) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period exceeds (y) the sum of the aggregate certificate principal balance of the Senior, Mezzanine and Subordinate Certificates and the principal balance of the Class P Certificates as of such Distribution Date (assuming that 100% of the principal remittance amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately 3.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow and any Net Swap Payments paid by the Swap Provider will be used to pay principal on the Certificates until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be approximately 3.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount will be approximately 6.60% of the aggregate principal balance of the Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the current Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount in effect for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)the later to occur of

(x)the Distribution Date occurring in June 2010 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to approximately 43.50%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount (in each case, prior to giving effect to the distribution of the principal remittance amount on such Distribution Date) divided by (ii) the aggregate principal balance of the Mortgage Loans as of the end of the related collection period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the rolling three month average 60+ delinquency percentage exceeds 36.78% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the related Distribution Date, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage*
June 2009 ─ May 2010	1.30%
June2010 ─May2011	2.90%
June2011 ─May2012	4.60%
June2012 ─May2013	6.00%
June2013 –May2014	6.75%
June2014 and thereafter	6.85%

* The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date (other than the range commencing in June 2014) in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Target Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.75%	43.50%
M-1	17.25%	34.50%
M-2	13.15%	26.30%
M-3	11.65%	23.30%
M-4	10.15%	20.30%
M-5	8.80%	17.60%
M-6	7.95%	15.90%
M-7	6.35%	12.70%
M-8	5.60%	11.20%
M-9	4.30%	8.60%
M-10	3.30%	6.60%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.The amount of such insufficiency is a “Realized Loss.”Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator pursuant to the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order to the Mezzanine and Subordinate Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such certificates in full.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider, including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related collection period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Trustee Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Principal allocable to the Group I Certificates will be distributed to the Class A-1 Certificates on each Distribution Date until its certificate principal balance has been reduced to zero.

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made pro rata to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates based on their certificate principal balances.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of the principal will be paid to the Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the order of seniority to the Mezzanine and Subordinate Certificates until retired.

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Senior, Mezzanine and Subordinate Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Senior Certificates will be distributed to each such class of certificates, as described above, until the Target Credit Support Percentage for the Senior Certificates is reached.

b)

Principal allocable to the remaining Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the Target Credit Support Percentage of each such class is reached.

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds:

Amounts in respect of interest on the Mortgage Loans, to pay interest on the related Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, and then from such amounts from the Mortgage Loans to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially in the order of seniority.

Amounts in respect of principal on the Mortgage Loans, to pay principal on the related Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts from the Mortgage Loans to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any:

a)

To the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the certificate principal balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

b)

To the Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Mezzanine and Subordinate Certificates, in the order of seniority any unpaid interest, including any unpaid interest from prior Distribution Dates.

c)

Sequentially, to the Mezzanine and Subordinate Certificates, in the order of seniority the related Allocated Realized Loss Amounts.

d)

To the Net WAC Cap Carryover Reserve Account to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described under “Net WAC Cap Carryover Reserve Account” below.

e)

To the Senior Certificates concurrently and then to the Mezzanine and Subordinate Certificates sequentially, in the order of seniority any net prepayment interest shortfalls.

f)

To the Senior Certificates concurrently and then to the Mezzanine and Subordinate Certificates sequentially in the order of seniority, any Relief Act Shortfalls.

g)

Certain reimbursements to the transaction parties.

h)

To pay any remaining Swap Termination Payment owed to the Swap Provider.

i)

To the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

On the Closing Date, the Trustee on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $1,082,297,000.Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [5.25]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Swap distributions, if any, will be made from the Swap Account supplemental interest trust as follows:

a)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement.

b)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider, excluding such payments due to a swap provider trigger event .

c)

To the Certificates then entitled to receive distributions in respect of principal, after the application of Excess Cashflow, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

d)

To the Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Mezzanine and Subordinate Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates, after the application of Excess Cashflow.

e)

Sequentially, to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts after the application of Excess Cashflow.

f)

To the Net Wac Cap Carryover Reserve Account, to pay the Net WAC Cap Carryover Amount remaining unpaid on the Senior, Mezzanine and Subordinate Certificates, in the same order of priority as described under the “Net WAC Cap Carryover Reserve Account” below, after the application of Excess Cashflow.

g)

To pay first the Senior Certificates, concurrently, and then the Mezzanine and Subordinate Certificates, sequentially, any net prepayment interest shortfalls, after the application of Excess Cashflow.

h)

To pay first the Senior Certificates, concurrently, and then the Mezzanine and Subordinate Certificates, sequentially, any Relief Act Shortfalls, after the application of Excess Cashflow.

i)

To the holders of the Class C Certificates.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Net WAC Cap Carryover Amounts, first, to the Senior Certificates, pro rata, based on their respective Net WAC Cap Carryover Amounts, and second, sequentially, to the Mezzanine and Subordinate Certificates, in the order of seniority to reimburse any related unpaid Net WAC Cap Carryover Amounts.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 25, 2007	1,082,297,000.00	December 25, 2010	75,646,000.00
July 25, 2007	1,061,494,000.00	January 25, 2011	72,870,000.00
August 25, 2007	1,037,064,000.00	February 25, 2011	70,197,000.00
September 25, 2007	1,009,093,000.00	March 25, 2011	67,624,000.00
October 25, 2007	977,695,000.00	April 25, 2011	65,147,000.00
November 25, 2007	943,366,000.00	May 25, 2011	62,762,000.00
December 25, 2007	907,242,000.00	June 25, 2011	60,465,000.00
January 25, 2008	869,850,000.00	July 25, 2011	58,253,000.00
February 25, 2008	831,766,000.00	August 25, 2011	56,124,000.00
March 25, 2008	795,269,000.00	September 25, 2011	54,073,000.00
April 25, 2008	760,318,000.00	October 25, 2011	51,866,000.00
May 25, 2008	726,848,000.00	November 25, 2011	49,493,000.00
June 25, 2008	694,795,000.00	December 25, 2011	47,053,000.00
July 25, 2008	664,098,000.00	January 25, 2012	44,795,000.00
August 25, 2008	634,701,000.00	February 25, 2012	41,077,000.00
September 25, 2008	606,546,000.00	March 25, 2012	39,209,000.00
October 25, 2008	579,583,000.00	April 25, 2012	37,606,000.00
November 25, 2008	552,414,000.00	May 25, 2012	36,064,000.00
December 25, 2008	494,744,000.00	June 25, 2012	34,577,000.00
January 25, 2009	430,383,000.00	July 25, 2012	33,142,000.00
February 25, 2009	257,146,000.00	August 25, 2012	31,759,000.00
March 25, 2009	233,132,000.00	September 25, 2012	30,424,000.00
April 25, 2009	212,739,000.00	October 25, 2012	29,137,000.00
May 25, 2009	195,213,000.00	November 25, 2012	27,896,000.00
June 25, 2009	184,822,000.00	December 25, 2012	26,698,000.00
July 25, 2009	175,090,000.00	January 25, 2013	25,544,000.00
August 25, 2009	165,818,000.00	February 25, 2013	24,430,000.00
September 25, 2009	156,981,000.00	March 25, 2013	23,356,000.00
October 25, 2009	148,556,000.00	April 25, 2013	22,320,000.00
November 25, 2009	140,523,000.00	May 25, 2013	21,320,000.00
December 25, 2009	141,360,000.00	June 25, 2013	20,357,000.00
January 25, 2010	142,491,000.00	July 25, 2013	19,427,000.00
February 25, 2010	110,127,000.00	August 25, 2013	18,531,000.00
March 25, 2010	106,030,000.00	September 25, 2013	17,666,000.00
April 25, 2010	102,114,000.00	October 25, 2013	16,833,000.00
May 25, 2010	98,345,000.00	November 25, 2013 and	0.00
June 25, 2010	94,719,000.00	thereafter
July 25, 2010	91,229,000.00
August 25, 2010	87,870,000.00
September 25, 2010	84,637,000.00
October 25, 2010	81,525,000.00
November 25, 2010	78,529,000.00

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
June 25, 2007	NA	NA	February 25, 2011	10.46	14.00
July 25, 2007	7.62	21.78	March 25, 2011	11.56	14.95
August 25, 2007	7.37	21.57	April 25, 2011	10.42	13.91
September 25, 2007	7.37	21.43	May 25, 2011	10.75	14.18
October 25, 2007	7.62	21.34	June 25, 2011	10.40	13.84
November 25, 2007	7.38	21.06	July 25, 2011	10.74	14.12
December 25, 2007	7.62	20.94	August 25, 2011	10.50	13.90
January 25, 2008	7.38	20.62	September 25, 2011	10.48	13.86
February 25, 2008	7.38	20.37	October 25, 2011	10.81	14.11
March 25, 2008	7.88	20.34	November 25, 2011	10.46	13.73
April 25, 2008	7.38	19.90	December 25, 2011	10.81	13.98
May 25, 2008	7.62	19.77	January 25, 2012	10.46	13.61
June 25, 2008	7.37	19.44	February 25, 2012	10.67	13.64
July 25, 2008	7.62	19.32	March 25, 2012	11.39	14.25
August 25, 2008	7.37	18.99	April 25, 2012	10.64	13.53
September 25, 2008	7.37	18.77	May 25, 2012	10.97	13.80
October 25, 2008	7.62	18.67	June 25, 2012	10.61	13.43
November 25, 2008	7.38	18.32	July 25, 2012	10.95	13.70
December 25, 2008	7.79	17.78	August 25, 2012	10.61	13.36
January 25, 2009	7.74	16.85	September 25, 2012	10.59	13.31
February 25, 2009	8.52	14.29	October 25, 2012	10.92	13.57
March 25, 2009	9.41	14.75	November 25, 2012	10.55	13.20
April 25, 2009	8.48	13.82	December 25, 2012	10.89	13.47
May 25, 2009	8.74	13.84	January 25, 2013	10.53	13.09
June 25, 2009	8.53	13.57	February 25, 2013	10.54	13.07
July 25, 2009	8.91	13.78	March 25, 2013	11.65	14.05
August 25, 2009	8.95	13.77	April 25, 2013	10.50	12.95
September 25, 2009	8.95	13.65	May 25, 2013	10.84	13.22
October 25, 2009	9.24	13.77	June 25, 2013	10.47	12.84
November 25, 2009	8.93	13.41	July 25, 2013	10.80	13.10
December 25, 2009	9.35	13.94	August 25, 2013	10.47	12.75
January 25, 2010	9.17	14.00	September 25, 2013	10.45	12.69
February 25, 2010	9.91	13.76	October 25, 2013	10.77	12.95
March 25, 2010	10.95	14.64
April 25, 2010	9.88	13.68
May 25, 2010	10.20	13.92
June 25, 2010	9.92	13.67
July 25, 2010	10.32	14.00
August 25, 2010	10.38	14.08
September 25, 2010	10.37	14.04
October 25, 2010	10.70	14.30
November 25, 2010	10.33	13.95
December 25, 2010	10.68	14.24
January 25, 2011	10.34	13.91

(1) Assumes a swap strike rate of [5.25 ]%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	14.87	1.82	1.00	0.70	0.52
Principal Window (months)	1 - 270	1 - 46	1 - 23	1 - 18	1 - 13
#of months of principal payment	270	46	23	18	13
Class A-3
WAL (yrs)	23.43	4.39	2.00	1.51	1.11
Principal Window (months)	270 - 296	46 - 63	23 - 27	18 - 20	13 - 15
#of months of principal payment	27	18	5	3	3
Class A-4
WAL (yrs)	26.60	7.48	3.00	1.73	1.43
Principal Window (months)	296 - 343	63 - 128	27 - 61	20 - 24	15 - 20
#of months of principal payment	48	66	35	5	6
Class A-5
WAL (yrs)	29.28	12.62	6.10	2.18	1.75
Principal Window (months)	343 - 354	128 - 158	61 - 77	24 - 30	20 - 23
#of months of principal payment	12	31	17	7	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	27.00	8.59	4.74	3.86	2.73
Principal Window (months)	276 - 354	49 - 158	46 - 77	30 - 47	23 - 34
#of months of principal payment	79	110	32	18	12
Class M-2
WAL (yrs)	27.00	8.59	4.56	3.81	2.75
Principal Window (months)	276 - 354	49 - 158	43 - 77	43 - 47	32 - 34
#of months of principal payment	79	110	35	5	3
Class M-3
WAL (yrs)	27.00	8.59	4.48	3.54	2.58
Principal Window (months)	276 - 354	49 - 158	42 - 77	41 - 47	30 - 34
#of months of principal payment	79	110	36	7	5
Class M-4
WAL (yrs)	27.00	8.59	4.44	3.40	2.49
Principal Window (months)	276 - 354	49 - 158	41 - 77	39 - 47	29 - 34
#of months of principal payment	79	110	37	9	6
Class M-5
WAL (yrs)	27.00	8.59	4.41	3.29	2.42
Principal Window (months)	276 - 354	50 - 158	40 - 77	37 - 47	28 - 34
#of months of principal payment	79	109	38	11	7
Class M-6
WAL (yrs)	27.00	8.59	4.40	3.22	2.37
Principal Window (months)	276 - 354	49 - 158	40 - 77	36 - 47	27 - 34
#of months of principal payment	79	110	38	12	8
Class M-7
WAL (yrs)	27.00	8.59	4.37	3.15	2.33
Principal Window (months)	276 - 354	49 - 158	39 - 77	35 - 47	26 - 34
#of months of principal payment	79	110	39	13	9
Class M-8
WAL (yrs)	27.00	8.59	4.37	3.09	2.29
Principal Window (months)	276 - 354	49 - 158	39 - 77	34 - 47	26 - 34
#of months of principal payment	79	110	39	14	9
Class M-9
WAL (yrs)	27.00	8.59	4.34	3.05	2.26
Principal Window (months)	276 - 354	49 - 158	38 - 77	33 - 47	25 - 34
#of months of principal payment	79	110	40	15	10

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	14.87	1.82	1.00	0.70	0.52
Principal Window (months)	1 - 270	1 - 46	1 - 23	1 - 18	1 - 13
#of months of principal payment	270	46	23	18	13
Class A-3
WAL (yrs)	23.43	4.39	2.00	1.51	1.11
Principal Window (months)	270 - 296	46 - 63	23 - 27	18 - 20	13 - 15
#of months of principal payment	27	18	5	3	3
Class A-4
WAL (yrs)	26.60	7.48	3.00	1.73	1.43
Principal Window (months)	296 - 343	63 - 128	27 - 61	20 - 24	15 - 20
#of months of principal payment	48	66	35	5	6
Class A-5
WAL (yrs)	29.32	15.26	7.79	2.18	1.75
Principal Window (months)	343 - 355	128 - 307	61 - 176	24 - 30	20 - 23
#of months of principal payment	13	180	116	7	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	27.01	9.38	5.25	6.19	4.24
Principal Window (months)	276 - 355	49 - 274	46 - 154	30 - 117	23 - 81
#of months of principal payment	80	226	109	88	59
Class M-2
WAL (yrs)	27.01	9.35	5.05	4.26	3.06
Principal Window (months)	276 - 355	49 - 263	43 - 146	43 - 91	32 - 63
#of months of principal payment	80	215	104	49	32
Class M-3
WAL (yrs)	27.01	9.32	4.94	3.83	2.77
Principal Window (months)	276 - 355	49 - 250	42 - 136	41 - 84	30 - 58
#of months of principal payment	80	202	95	44	29
Class M-4
WAL (yrs)	27.01	9.30	4.89	3.68	2.67
Principal Window (months)	276 - 355	49 - 243	41 - 131	39 - 81	29 - 56
#of months of principal payment	80	195	91	43	28
Class M-5
WAL (yrs)	27.01	9.26	4.84	3.55	2.59
Principal Window (months)	276 - 355	50 - 236	40 - 126	37 - 78	28 - 54
#of months of principal payment	80	187	87	42	27
Class M-6
WAL (yrs)	27.01	9.23	4.81	3.47	2.53
Principal Window (months)	276 - 355	49 - 228	40 - 121	36 - 75	27 - 52
#of months of principal payment	80	180	82	40	26
Class M-7
WAL (yrs)	27.01	9.18	4.75	3.38	2.47
Principal Window (months)	276 - 355	49 - 222	39 - 118	35 - 72	26 - 50
#of months of principal payment	80	174	80	38	25
Class M-8
WAL (yrs)	27.01	9.11	4.71	3.30	2.42
Principal Window (months)	276 - 355	49 - 209	39 - 110	34 - 67	26 - 47
#of months of principal payment	80	161	72	34	22
Class M-9
WAL (yrs)	27.01	9.02	4.63	3.22	2.37
Principal Window (months)	276 - 355	49 - 201	38 - 105	33 - 64	25 - 45
#of months of principal payment	80	153	68	32	21

EXCESS SPREAD (1,2,3)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)
June 25, 2007	NA	NA	5.320	5.385	May 25, 2011	3.48	3.46	5.362	5.428
July 25, 2007	2.30	2.30	5.336	5.374	June 25, 2011	3.33	3.32	5.365	5.431
August 25, 2007	2.29	2.29	5.352	5.359	July 25, 2011	3.47	3.45	5.367	5.433
September 25, 2007	2.29	2.29	5.329	5.334	August 25, 2011	3.32	3.31	5.369	5.436
October 25, 2007	2.31	2.31	5.325	5.308	September 25, 2011	3.31	3.30	5.371	5.438
November 25, 2007	2.29	2.29	5.291	5.280	October 25, 2011	3.44	3.43	5.374	5.441
December 25, 2007	2.31	2.31	5.257	5.254	November 25, 2011	3.30	3.29	5.376	5.444
January 25, 2008	2.29	2.29	5.246	5.235	December 25, 2011	3.45	3.43	5.379	5.447
February 25, 2008	2.28	2.29	5.203	5.224	January 25, 2012	3.31	3.29	5.382	5.451
March 25, 2008	2.34	2.35	5.181	5.226	February 25, 2012	3.36	3.35	5.385	5.454
April 25, 2008	2.28	2.30	5.158	5.237	March 25, 2012	3.65	3.63	5.388	5.458
May 25, 2008	2.31	2.33	5.136	5.257	April 25, 2012	3.35	3.33	5.391	5.462
June 25, 2008	2.27	2.30	5.151	5.287	May 25, 2012	3.49	3.47	5.395	5.466
July 25, 2008	2.31	2.33	5.180	5.319	June 25, 2012	3.33	3.31	5.399	5.471
August 25, 2008	2.27	2.29	5.212	5.350	July 25, 2012	3.47	3.44	5.403	5.476
September 25, 2008	2.27	2.28	5.246	5.377	August 25, 2012	3.31	3.29	5.407	5.481
October 25, 2008	2.31	2.32	5.279	5.400	September 25, 2012	3.30	3.28	5.412	5.486
November 25, 2008	2.27	2.27	5.311	5.417	October 25, 2012	3.44	3.42	5.416	5.492
December 25, 2008	2.48	2.48	5.338	5.425	November 25, 2012	3.29	3.25	5.421	5.498
January 25, 2009	2.62	2.60	5.360	5.423	December 25, 2012	3.42	3.39	5.427	5.504
February 25, 2009	3.30	3.27	5.375	5.412	January 25, 2013	3.27	3.23	5.433	5.511
March 25, 2009	3.62	3.59	5.381	5.394	February 25, 2013	3.26	3.23	5.439	5.518
April 25, 2009	3.26	3.23	5.375	5.369	March 25, 2013	3.69	3.67	5.445	5.525
May 25, 2009	3.36	3.34	5.358	5.341	April 25, 2013	3.24	3.20	5.452	5.532
June 25, 2009	3.25	3.25	5.328	5.313	May 25, 2013	3.38	3.33	5.459	5.539
July 25, 2009	3.37	3.38	5.297	5.286	June 25, 2013	3.22	3.17	5.467	5.545
August 25, 2009	3.25	3.25	5.266	5.262	July 25, 2013	3.36	3.31	5.474	5.550
September 25, 2009	3.25	3.26	5.237	5.242	August 25, 2013	3.20	3.15	5.480	5.555
October 25, 2009	3.37	3.40	5.211	5.227	September 25, 2013	3.19	3.14	5.486	5.558
November 25, 2009	3.25	3.29	5.189	5.217	October25, 2013	3.34	3.28	5.490	5.561
December 25, 2009	3.41	3.45	5.170	5.213
January 25, 2010	3.31	3.36	5.157	5.216
February 25, 2010	3.53	3.56	5.149	5.226
March 25, 2010	3.92	3.94	5.148	5.240
April 25, 2010	3.53	3.55	5.154	5.258
May 25, 2010	3.66	3.67	5.168	5.278
June 25, 2010	3.53	3.53	5.189	5.300
July 25, 2010	3.48	3.49	5.211	5.320
August 25, 2010	3.36	3.39	5.233	5.340
September 25, 2010	3.38	3.40	5.254	5.358
October 25, 2010	3.52	3.52	5.274	5.374
November 25, 2010	3.38	3.37	5.292	5.388
December 25, 2010	3.51	3.50	5.309	5.400
January 25, 2011	3.37	3.35	5.325	5.409
February 25, 2011	3.36	3.36	5.338	5.416
March 25, 2011	3.76	3.76	5.349	5.422
April 25, 2011	3.35	3.34	5.357	5.425

(1)Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Trustee Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date to the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning of the related collection period and multiplied by (c) 12.

(3)

Assumes a swap strike rate of [5.25 ]%

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	44.5	19.64	28.7	20.41	21.1	20.88
M-2	31.3	16.14	21.2	16.76	16.0	17.16
M-3	27.3	14.84	18.8	15.42	14.3	15.77
M-4	23.7	13.55	16.5	14.04	12.7	14.40
M-5	20.6	12.33	14.6	12.82	11.3	13.13
M-6	18.8	11.56	13.4	12.01	10.4	12.29
M-7	15.5	10.05	11.2	10.43	8.7	10.61
M-8	14.1	9.36	10.2	9.68	8.0	9.89
M-9	11.9	8.21	8.7	8.49	6.9	8.71

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger event is in effect on and after Stepdown Date

(7)

‘Break’ is first dollar of principal loss

(8)

[5.25]% swap strike rate

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
Structuring:	Tom Roh	(212) 834-5936	Randall Outlaw	(212) 834-4154
	Vikas Garg	(212) 834-9593	Melissa Traylor	(212) 834-4154
	Shayna Stephanak	(212) 834-5727	Lizmary Rodriguez	(212) 834-4154
	Danielle Stiles	(212) 834-5738
	Haroon Jawadi	(212) 834-5308
Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Maria Lopes	(212) 834-3720
Home Equity	Robert Miller	(212) 834-2428	Misha Renda	(212) 834-3720
Whole Loan Trading:	Raj Kothari	(212) 834-3339
	Kevin Lynn	(212) 834-2394
	Osmin Rivera	(212) 834-2151

Rating Agency Contacts

Standard & Poor’s
Greg Koniowka	(212) 438-5327

Moody’s
Jodi Vanbreda	(212) 553-1915

Fitch
Tara Sweeney	(212) 908-0347

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor